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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                CURRENT  REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 12, 2001



                        Crown Castle International Corp.
             (Exact Name of Registrant as Specified in its Charter)



     Delaware                        0-24737                   76-0470458
  (State or Other                (Commission File            (IRS Employer
  Jurisdiction of                     Number)                Identification
  Incorporation)                                                 Number)

                                510 Bering Drive
                                   Suite 500
                               Houston, TX 77057
                    (Address of Principal Executive Office)

      Registrant's telephone number, including area code:  (713) 570-3000

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     This document includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

Item 5. Other Events

     Crown Castle International Corp. ("CCIC") announced on January 12, 2001 that it has priced a public offering of its common stock. CCIC will offer 12,000,000 shares of common stock at a price of $26.25 per share, and has granted the underwriters an over-allotment option to purchase an additional 1,800,000 shares of common stock. The closing of the offering is expected to occur on January 17, 2001. The net proceeds of the offering will be used for general corporate purposes including capital expenditures and acquisition of shared communications infrastructure.


Item 7. Financial Statements and Exhibits


     (c) Exhibits


 Exhibit No.               Description
 -----------               -----------
    99.1                   Press Release dated January 12, 2001

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Crown Castle International Corp.,



                                        By:   /s/ Wesley D. Cunningham
                                              ------------------------
                                        Name:   Wesley D. Cunningham
                                        Title:  Senior Vice President,
                                                Corporate Controller and Chief
                                                Accounting Officer
Date: January 12, 2001

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                                 EXHIBIT INDEX


 Exhibit No.               Description
 -----------               -----------
    99.1                   Press Release dated January 12, 2001

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